                                                                     Exhibit 4.1


                                                              CONFORMED COPY







                            TERM LOAN AGREEMENT


                         Dated as of March 30, 2001



                                   among



                    THE GOODYEAR TIRE & RUBBER COMPANY,



                         THE LENDERS NAMED HEREIN,

                                    and

                          THE CHASE MANHATTAN BANK
                          as Administrative Agent


                   CHASE MANHATTAN INTERNATIONAL LIMITED
                              as London Agent




                                  JPMORGAN
         acted as Advisor, Joint Lead Arranger and Joint Bookrunner

                                BNP PARIBAS
    acted as Joint Lead Arranger, Joint Bookrunner and Syndication Agent

         COMMERZBANK AG, THE INDUSTRIAL BANK OF JAPAN, LIMITED and
                           THE SUMITOMO BANK LTD.
                      acted as Co-Documentation Agents


                                                        [CS&M Ref. No. 6701-174]

                             TABLE OF CONTENTS

    Article Section                                                        Page
    ------- -------

      I.  DEFINITIONS.................................................       1


           1.01.  Defined Terms.......................................       1
           1.02.  Terms Generally.....................................      11

      II.  THE CREDITS................................................      11


           2.01.  Commitments.........................................      11
           2.02.  Loans...............................................      11
           2.03.  Borrowing Procedure.................................      12
           2.04.  Interest Elections..................................      13
           2.05.  Repayment of Loans; Evidence of Debt................      14
           2.06.  Interest on Loans...................................      14
           2.07.  Default Interest....................................      15
           2.08.  Unavailability of LIBO Rate and CD Rate Quotations..      15
           2.09.  Prepayment..........................................      15
           2.10.  Reserve Requirements; Change in Circumstances.......      16
           2.11.  Change in Legality..................................      17
           2.12.  Pro Rata Treatment..................................      18
           2.13.  Payments............................................      18
           2.14.  Taxes...............................................      18
           2.15.  Assignment of Interests.............................      19
           2.16.  Breakage............................................      20

      III.  REPRESENTATIONS AND WARRANTIES............................      20



      IV.  CONDITIONS OF LENDING......................................      21



      V.  AFFIRMATIVE COVENANTS.......................................      22



      VI.  NEGATIVE COVENANTS.........................................      23



      VII.  EVENTS OF DEFAULT.........................................      25



      VIII.  THE AGENTS...............................................      26



      IX.  MISCELLANEOUS..............................................      28


           9.01.  Notices.............................................      28
           9.02.  Survival of Agreement...............................      28
           9.03.  Binding Effect; Successors and Assigns..............      29
           9.04.  Applicable Law......................................      29
           9.05.  Waivers; Amendment..................................      29
           9.06.  Expenses; Indemnity.................................      30

           9.07.  Interest Rate Limitation............................      30
           9.08.  Entire Agreement....................................      30
           9.09.  Information; Access and Confidentiality.............      30
           9.10.  Severability........................................      31
           9.11.  Counterparts........................................      31
           9.12.  Headings............................................      31
           9.13.  Jurisdiction; Consent to Service of Process.........      31
           9.14.  Stamp Taxes.........................................      32
           9.15.  Change of Control Option............................      32



Exhibit A           Form of Borrowing Request
Exhibit B           Form of Opinion of Counsel
Exhibit C           Form of Schedule of Compliance
Exhibit D           Form of Promissory Note to Facilitate Assignments to
                    Federal Reserve Banks


Schedule 2.01 Commitments; Addresses for Notices, CD Reserve Requirements and Assessment Rates
Schedule III        Certain Litigation

                              TERM LOAN AGREEMENT dated as of March 30, 2001,
                  among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Borrower"); the lenders listed in Schedule 2.01 (together with their successors and permitted assigns hereunder, the "Lenders"); THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"); and CHASE MANHATTAN INTERNATIONAL LIMITED, as London Agent for the Lenders (the "London Agent").

            The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow on a term basis on the date hereof a principal amount equal to $800,000,000. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

            Accordingly, the Borrower, the Lenders and the Agents agree as follows:


ARTICLE I.  DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any Tranche A Loan or portion thereof during an Interest Period that is bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "Adjusted CD Rate" shall mean, with respect to any CD Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/1000th of 1%) equivalent to the sum of (i) the quotient of (x) the CD Rate with respect to the Interest Period in respect of such CD Loan, divided by (y) one minus the CD Reserve Requirement of the applicable Lender, if any, plus (ii) the Assessment Rate of the applicable Lender, if any. The Adjusted CD Rate shall be determined as of the first day of, and shall remain constant throughout, the applicable Interest Period.

            "Adjusted Dollar LIBO Rate" shall mean, with respect to any Dollar Eurocurrency Loan, the Adjusted LIBO Rate for the relevant Interest Period.

            "Adjusted Euro LIBO Rate" shall mean, with respect to any Euro Eurocurrency Loan, the Adjusted LIBO Rate for the relevant Interest Period.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurocurrency Loan, the rate per annum (expressed as a percentage rounded upward, if necessary, to the nearest 1/1000th of 1%) equivalent to the sum of (i) the quotient of (x) the LIBO Rate for the Interest Period in respect of such Eurocurrency Loan, divided by (y) one minus the Eurocurrency Reserve Requirement, if any. The Adjusted LIBO Rate shall be the rate appropriately determined to be in effect on the first day of, and shall remain constant throughout, such Interest Period. The Eurocurrency Reserve Requirement shall be determined as at the first day of, and shall remain constant throughout, such Interest Period.

            "Agents" shall mean, collectively, the Administrative Agent and the London Agent.

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Annual Period" shall mean a period of four complete, consecutive fiscal quarters of the Borrower, taken together and constituting one accounting period.

            "Applicable Agent" shall mean (a) with respect to a Tranche A Loan or a Tranche A Borrowing, and with respect to any payment or other matter hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent, and (b) with respect to a Tranche B Loan or a Tranche B Borrowing, the London Agent.

            "Applicable Jurisdiction" shall mean (a) with respect to a Tranche A Loan or a Tranche A Borrowing, and with respect to any payment or other matter hereunder that does not relate to a particular Loan or Borrowing, New York, New York, and (b) with respect to a Tranche B Loan or a Tranche B Borrowing, London.

            "Applicable Spread" shall mean, for any day, with respect to any Eurocurrency Loan, CD Loan or ABR Loan, the applicable rate per annum set forth below under the caption "Eurocurrency Spread", "CD Spread" or "ABR Spread", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


                              EUROCURRENCY
INDEX DEBT RATINGS               SPREAD      CD SPREAD        ABR SPREAD
------------------------------------------------------------------------
Category 1
BBB/Baa2 or higher               1.250%         1.375%            0.000%
------------------------------------------------------------------------
Category 2
BBB-/Baa3                        1.500%         1.625%            0.250%
------------------------------------------------------------------------
Category 3
lower than BBB-/Baa3
or unrated                       1.750%         1.875%            0.500%
------------------------------------------------------------------------

            For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 3; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Spread shall be based on the lower of the ratings and (iii) if the ratings established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Spread shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Spread shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            "Assessment Rate" shall mean, at any date as of which any determination thereof is being or to be made and with respect to any CD Loan and the applicable Interest Period in respect of which any determination thereof is being or to be made, the aggregate of the net annual assessment rates or similar fees or charges (expressed on a per annum percentage basis, rounded upward, if necessary, to the nearest 1/1000th of 1%), if any, paid by the Lender making such Loan on its Dollar time deposits in the United States of America insured by the Federal Deposit Insurance Corporation (or any successor agency) or any other Governmental Body which has general jurisdiction over such Lender; such rates, fees or charges, if any, shall be determined by annualizing the then most recent assessment rates or similar fees or charges levied on such Lender by said Corporation or other Governmental Body with respect to such Dollar time deposits evidenced by certificates of deposit or equivalent instruments in amounts and for periods substantially equal to the applicable Interest Period.

            "Authorized Officer" shall mean (i) any of the Chairman of the Board, any Vice Chairman of the Board, any President, any Executive Vice President, any Senior Vice President, any Vice President and the Treasurer of the Borrower, and (ii) in respect of all matters relating to this Agreement other than the execution and delivery of this Agreement, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Borrower and any other person designated in writing by any officer specified in clause (i) above as duly authorized to act on behalf of the Borrower hereunder.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrowing" shall mean a group of Loans of a single Class and Type made by the applicable Lenders on a single date and as to which a single Interest Period is in effect.

            "Borrowing Date" shall mean the date of this Agreement.

            "Borrowing Minimum" shall mean (a) in the case of a Borrowing denominated in Euros, EUR25,000,000 and (b) in the case of a Borrowing denominated in Dollars, $25,000,000.

            "Borrowing Multiple" shall mean (a) in the case of a Borrowing denominated in Euros, EUR1,000,000 and (b) in the case of a Borrowing denominated in Dollars, $1,000,000.

            "Borrowing Request" shall mean a request by the Borrower for a Borrowing in the form of Exhibit A.

            "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Dollars or Euros, as the case may be, in the London interbank market and (b) when used in connection with a Loan denominated in Euros, shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros.

            "CD Borrowing" shall mean a Borrowing comprised of CD Loans.

            "CD Loan" shall mean any Tranche A Loan or portion thereof during an Interest Period that is bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

            "CD Rate" shall mean, with respect to any CD Borrowing for any Interest Period, the rate of interest (expressed as an annual rate) equal to the rate specified in respect of certificates of deposit or similar instruments having a maturity which is equal or substantially equal to such Interest Period, which rate appears on the display designated as page "FEDM" on the Reuter System (or on such other display on the Reuter System as shall then display rates for the purchase at face value of certificates of deposit or equivalent instruments) at 10:00 a.m., New York City time, on the first day of such Interest Period; provided, that if no rates can be obtained from page "FEDM" of the Reuter System (or such other display), CD Rate shall be equal to the rate set forth under the caption "Certificates of Deposit" in the daily statistical release published by the Federal Reserve Bank of New York entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication (the "Composite Quotations"), for the first day of such Interest Period in respect of certificates of deposit having a maturity substantially equal to such Interest Period; provided, further, that if no rates are available from the Reuter System or the Composite Quotations, or the Administrative Agent or the Borrower shall in good faith reasonably determine (and promptly give notice to the other party of such determination) that the CD Rate in respect of such Interest Period determined as aforesaid is materially higher (as reasonably determined by the Borrower) or lower (as reasonably determined by the Administrative Agent) than the prevailing rate of interest the Administrative Agent is required to pay to acquire funds evidenced by non-negotiable certificates of deposit in amounts of $1,000,000 or more for a period substantially equal to such Interest Period, then, in any such event, CD Rate shall mean, with respect to such Interest Period and to the applicable CD Borrowing, the arithmetic average (expressed as a percentage rounded upward, if necessary, to the nearest 1/1000th of 1%) of the offered rates (each expressed as a per annum rate) offered by leading New York City dealers in negotiable certificates of deposit at 10:30 a.m., New York City time, on the first day of such Interest Period for the purchase at face value from the Administrative Agent of negotiable certificates of deposit or equivalent instruments in amounts of $1,000,000 or more for the period of, or for a period comparable or substantially equal to, such Interest Period.

            "CD Reserve Requirement" shall mean, at any date as of which any determination thereof is being or to be made and with respect to any CD Loan and the applicable Interest Period in respect of which any determination thereof is being or to be made, the amount (expressed as a decimal, rounded upward, if necessary, to six decimal places) equal to the sum of (i) the aggregate of all reserve requirements (including, without duplication, all basic, supplemental, marginal and other reserves) in effect on such date (as established under Regulation D of the Board, or any other regulation of the Board which prescribes reserve requirements applicable to non-personal time deposits then in effect and applicable to the Lender making such Loan), on Dollar non-personal time deposits in the United States of the type used as a reference in determining the CD Rate and having a maturity equal or comparable to the applicable Interest Period, as and to the extent that such Lender is subject to such requirements, and (ii) the aggregate of all reserve or similar requirements of any other Governmental Body having jurisdiction over such Lender in respect of such Dollar non-personal time deposits in the United States having a maturity equal or comparable to the applicable Interest Period.

            "Class", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans or Tranche B Loans, and (b) any Commitment, refers to whether such Commitment is a Tranche A Commitment or a Tranche B Commitment.

            "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "Commitment" shall mean a Tranche A Commitment or a Tranche B Commitment.

            "Consolidated" shall refer to the consolidation of the accounts of the Borrower and the Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation.

            "Consolidated Debt" shall mean, as at the date as of which any determination thereof is being or to be made, Debt of the Borrower and the Subsidiaries, without duplication, determined on a Consolidated basis in accordance with generally accepted accounting principles.

            "Consolidated Financial Statements of the Borrower" shall mean the Consolidated balance sheet of the Borrower and Subsidiaries as at December 31, 2000 and 1999 and the Consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2000, and the Notes to Financial Statements in respect thereof, together with the Report of PricewaterhouseCoopers LLP, independent accountants, in respect thereof, all as set forth at pages 53 through 80, inclusive, of the Annual Report on Form 10-K for the Borrower for the year ended December 31, 2000, a copy of which has heretofore been delivered to each of the Lenders.

            "Consolidated Interest Expense" shall mean, with respect to any Annual Period in respect of which a determination thereof is being or to be made, without duplication and excluding intercorporate transactions among the Borrower and the Subsidiaries, the sum of (i) Consolidated interest accrued in respect of all Consolidated Debt of the Borrower and the Subsidiaries during such Annual Period, whether or not paid and whether expensed or capitalized, calculated and determined after giving effect, as and to the extent permitted by generally accepted accounting principles, to any amounts paid or received by the Borrower or the Subsidiaries under interest rate exchange and similar agreements and arrangements which are intended to hedge or limit interest rates and expenses, plus (ii) amortization of debt expense and discount or premium relating to any such Debt (including and giving effect to any similar amounts paid or received by the Borrower and the Subsidiaries under any such interest rate exchange or similar agreement or arrangement) during such period, whether or not paid and whether expensed or capitalized, plus (iii) the portion of rental expense payable during such period pursuant to all capital lease obligations (which are recorded as Debt) representing imputed interest recorded in accordance with generally accepted accounting principles.

            "Consolidated Net Worth" shall mean, as at the end of any fiscal quarter in respect of which a determination thereof is being or to be made, the Consolidated stated capital, surplus and retained earnings of the Borrower and the Subsidiaries, before (i) foreign currency translation adjustment and (ii) the effect (on such retained earnings) of the recognition of the one time charge for the "transition obligation" of the Borrower and the Subsidiaries upon the Borrower's adoption of, and under and in accordance with the applicable provisions of, Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions" in 1992.

            "Consolidated Operating Income" shall mean, with respect to any Annual Period in respect of which a determination thereof is being or to be made, the Consolidated net sales of the Borrower and the Subsidiaries for such Annual Period, plus other income, depreciation and amortization, minus cost of goods sold and selling, administrative and general expense properly attributable to continuing operations of the Borrower and the Subsidiaries for such Annual Period.

            "Debt" shall mean and shall include, as at the date as of which any determination thereof is being or is to be made and in respect of any Person, without duplication and excluding in the case of the Borrower and the Subsidiaries intercorporate debt and other intercorporate obligations solely among the Borrower and the Subsidiaries, all (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services under conditional sales or other similar agreements which provide for the deferral of the payment of the purchase price for a period in excess of one year following the date of such Person's receipt and acceptance of the complete delivery of such property and/or services, (iv) obligations of such Person as lessee under leases which obligations are, in accordance with generally accepted accounting principles, recorded as capital lease obligations, and (v) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. Whenever any determination of the amount of Debt (or of Consolidated Debt or Funded Debt) is required or permitted to be, or is otherwise being or to be, made for any purpose under this Agreement, the amount of any such Debt denominated in any currency other than Dollars shall be calculated at the Dollar Equivalent of such Debt as at the date as of which such determination of the amount of Debt is being or to be made, except that, if all or any portion of the principal amount of any such Debt which is payable in a currency other than Dollars is hedged into Dollars, the principal amount of such hedged Debt, or the hedged portion thereof, shall be deemed to be equal to the amount of Dollars specified in, or determined pursuant to, the applicable hedging contract.

            "Dollar Equivalent" shall mean, in respect of any amount of any currency, and as at the date and time as of which any determination thereof is being or to be made, that number of Dollars into which such amount of currency may be converted on such date, which shall be equal to the product of (a) the principal amount of such currency (expressed in standard units of such currency) multiplied by (b) the prevailing spot rate for exchanging such currency into Dollars as quoted on page "Spot" of the Reuter System as at such date and time as of which the determination of Dollar Equivalent is being or to be made, or, if no rate is quoted in respect of such currency on the Reuter System display designated page "Spot" as at such date and time, the prevailing spot rate for exchanging such currency into Dollars in the New York City foreign currency exchange market (or, if a more substantial and liquid market for the exchange of such currency, the London currency exchange market or the currency exchange market in the principal financial center of such currency) as at such date and time.

            "Dollar Eurocurrency Loan" shall mean any Tranche A Loan or portion thereof during an Interest Period that is bearing interest at an Adjusted Dollar LIBO Rate.

            "Dollars" or "$" shall mean lawful money of the United States of America.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "ERISA Liabilities" shall mean, as at the date as of which any determination in respect thereof is being or to be made, the minimum liability with respect to Plans which would be required to be reflected at such time as a liability on the Consolidated balance sheet of the

Borrower and the Subsidiaries under paragraphs 36 and 70 of Statement of Financial Accounting Standards No. 87 as such statement may from time to time be amended, modified or supplemented, or under any successor statement issued in replacement thereof.

            "Euro" or "EUR" shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the European Monetary Union Legislation.

            "Euro Eurocurrency Loan" shall mean any Tranche B Loan or portion thereof during an Interest Period that is bearing interest at an Adjusted Euro LIBO Rate.

            "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

            "Eurocurrency Loan" shall mean any Loan or portion thereof during an Interest Period that is bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Eurocurrency Reserve Requirement" shall mean, at any date as of which any determination thereof is being or to be made and with respect to any Eurocurrency Loan and the applicable Interest Period in respect of which any determination thereof is being or to be made, the amount (expressed as a decimal, rounded upward, if necessary, to six decimal places) of the applicable statutory reserve or similar requirements (including, without duplication, all basic, supplemental, marginal, emergency, special and other reserves), if any, applicable to and imposed upon the applicable Lender from time to time under regulations issued from time to time by the Board or any Governmental Body of the jurisdiction of the currency of such Loan (or any successor) for determining the minimum reserve requirement (including, without limitation, any such reserve requirements under Regulation D of the Board and any emergency, supplemental or other marginal reserve requirements), or by any other Governmental Body having jurisdiction over such Lender, applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D of the Board, as in effect from time to time), or customarily used to fund loans similar to such Loan, having a term substantially equal to such Interest Period.

            "Event of Default" shall have the meaning assigned to such term in
Article VII.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor Federal statute.

            "Excluded Taxes" shall mean, with respect to any Lender, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Tranche A Lender, any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments to such Lender by the Borrower from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such Tranche A Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Tranche A Lender and is in effect and would apply at the time such lending office is designated, (d) in the case of a Tranche B Lender, any withholding tax that is imposed (i) by the United States or (unless the Borrower is a resident of the United Kingdom or makes payments from an office in the United Kingdom) the United Kingdom (or any political subdivision of either thereof) on payments to such Lender by the Borrower from an office within either such jurisdiction to the extent such tax is in effect and would apply as of the date such Tranche B Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Tranche B Lender and is in effect and would apply at the time such lending office is designated or (e) any withholding tax that is attributable to such Lender's failure to comply with Section 2.14(e), except, in the case of clause (c) or (d) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a) or
(ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent for the receipt of payments of the applicable type from the Borrower.

            "Funded Debt" shall mean and include, as at any date as of which any determination thereof is being or to be made, any Debt of the Borrower which by its terms (i) matures more than one year after the date on which it was issued, incurred, assumed or guaranteed by the Borrower, or (ii) matures one year or less after the date it was issued, incurred, guaranteed or assumed which at such date may be renewed at the sole election or option of the Borrower so as to mature more than one year after such date.

            "Governmental Body" shall mean the United States of America, any State thereof, any other country or any political subdivision of such other country, or any department, agency, commission, board, bureau or instrumentality of the United States of America, any State thereof, any other country or political subdivision of such other country or any subdivision of any of them, and, to the extent the term is used in respect of any Agent or Lender, any quasi-governmental body, agency or authority (including any central bank) exercising regulatory authority over such Agent or Lender pursuant to applicable law in respect of the transactions contemplated by this Agreement.

            "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

            "Index Debt" shall mean the Borrower's senior, unsecured, non-credit-enhanced long-term Debt for borrowed money.

            "Interest Election Request" shall mean a request by the Borrower to convert or continue a Borrowing or a portion thereof in accordance with Section 2.04.

            "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and the Maturity Date and, in the case of a Eurocurrency Loan with an Interest Period of more than three months' duration or a CD Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any conversion of such Loan to a Loan of a different Type; provided that with respect to any ABR Loan, Interest Payment Date shall mean the last day of each fiscal quarter.

            "Interest Period" shall mean (a) as to any Eurocurrency Loan, the period commencing on the Borrowing Date in respect of such Loan or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or 12 months thereafter, as the Borrower may elect (or, in the case of a Tranche B Loan, on the Maturity Date), (b) as to any CD Loan, a period of 1, 3 or 6 months' duration, as the Borrower may elect, commencing on the Borrowing Date or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and (c) as to any ABR Loan, the period commencing on the Borrowing Date or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on any date one through 90, inclusive, days thereafter, as the Borrower may elect, or, if earlier, on the Maturity Date or the date of prepayment of such Loan; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "LIBO Rate" shall mean, with respect to any Interest Period relating to a Eurocurrency Loan, the rate of interest (expressed as an annual rate) equal to the British Bankers Association (the "BBA") interest settlement rate for Dollars (in respect of Dollar Eurocurrency Loans) or Euros (in respect of Euro Eurocurrency Loans), as the case may be (the "BBA Interest Settlement Rate USD/EUR"), for a period substantially equal to such Interest Period as quoted at page 3750 of the Telerate Service ("Telerate 3750"), or at such page or display as may replace Telerate 3750 or on such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA Interest Settlement Rate for USD/EUR ("BBA Interest Settlement Rate Screen"), for delivery on the first day of such Interest Period, such rate to be established from the quote on Telerate 3750 at 11:00 a.m. (or as near as practicable thereto), London time, two Business Days prior to the first day of such Interest Period (which shall be a Business Day); provided, that, if no rate for the relevant Interest Period is quoted on Telerate 3750, or any successor or substitute BBA Interest Settlement Rate Screen, then the LIBO Rate shall be equal to the arithmetic average (expressed as a percentage rounded upward, if necessary, to the nearest 1/1000th of 1%) of the rates (expressed as annual rates) at which deposits in Dollars or Euros, as the case may be, in amounts of $5,000,000 or EUR5,000,000 or more for a period substantially equal to such Interest Period are offered by the LIBOR Reference Banks to prime banks in the London interbank market for delivery on the first day of such Interest Period, such rates to be established from quotes obtained at (or as near as practicable to) 12:00 noon (London time) two Business Days prior to the first day of such Interest Period (which shall be a Business Day); provided further, that if with respect to any such Interest Period fewer than two LIBOR Reference Banks are offering quotations, then the LIBO Rate shall be equal to the arithmetic average (rounded upward, if necessary, to the nearest 1/1000th of 1%) of the rates (expressed as annual rates) at which the Reference Banks are offered deposits in Dollars or Euros, as the case may be, in New York in amounts of $5,000,000 or EUR5,000,000 or more for delivery on the first day of such Interest Period for a period substantially equal to the Interest Period by leading banks in the New York interbank market as of 11:00 a.m. (New York time) on the first day of such Interest Period (which shall be a business day). As used herein, the term "LIBOR Reference Banks" shall mean The Chase Manhattan Bank, BNP Paribas, London, and Credit Suisse, London, Limited, and the term "Reference Banks" shall mean Bank of America N.A., Citibank, N.A., and Commerzbank Aktiengesellschaft.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

            "Loan" shall mean a Tranche A Loan or a Tranche B Loan.

            "Local Time" shall mean (a) with respect to a Tranche A Loan or a Tranche A Borrowing, New York City time, and (b) with respect to a Tranche B Loan or a Tranche B Borrowing, London time.

            "Majority Lenders" shall mean, at any time, Lenders having outstanding Loans representing a majority of the aggregate principal amount of outstanding Loans.

            "Manufacturing Facility" shall mean any plant, other facility or equipment owned by the Borrower or a Subsidiary which is used primarily to manufacture automotive or other products, but shall not include (i) retread plants, facilities or equipment, (ii) plants, facilities or equipment which, in the opinion of the Board of Directors of the Borrower, are not of material importance to the total business conducted by the Borrower and the Subsidiaries, or

(iii) plants, facilities or equipment which, in the opinion of the Board of Directors of the Borrower, are used primarily for transportation, marketing or warehousing.

            "Maturity Date" shall mean March 30, 2004.

            "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

            "Net Income" shall mean, with respect to any period in respect of which a determination is being made or to be made, consolidated net income of the Borrower and the Subsidiaries for such period determined in accordance with generally accepted accounting principles in the United States, as in effect on the date hereof.

            "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or Governmental Body.

            "Plan" shall mean an employee benefit plan, other than a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA), which (i) is (or, in the event that any such plan has been terminated within five years of a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower (or any trade or business which would be considered as under common control with the Borrower within the meaning of Section 4001(b) of ERISA) and subject to Title IV of ERISA, and (ii) has assets having an aggregate market value in excess of $100,000,000.

            "Prepayment Minimum" shall mean (a) in the case of a Borrowing denominated in Euros, EUR5,000,000 and (b) in the case of a Borrowing denominated in Dollars, $5,000,000.

            "Prepayment Multiple" shall mean (a) in the case of a Borrowing denominated in Euros, EUR1,000,000 and (b) in the case of a Borrowing denominated in Dollars, $1,000,000.

            "Required Lenders" shall mean, at any time, Lenders having outstanding Loans representing at least two-thirds of the aggregate principal amount of the outstanding Loans.

            "Reuter System" shall mean the Reuter Money Service Monitor
System.

            "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

            "Schedule of Compliance" shall mean a Schedule of Compliance, substantially in the form of Exhibit C, prepared by the Borrower and delivered to the Lenders pursuant to subsection (c) of Article V.

            "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of

            (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

            (ii) the interest in the capital or profits of such partnership, limited liability company or joint venture, or

            (iii) the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

            "Supplemental Amount" shall mean, as at the end of any fiscal quarter of the Borrower in respect of which a determination thereof is being or to be made, the Dollar amount (if a positive number), if any, which is equal to the product of (x) the remainder obtained by subtracting $3,800,000,000 from the Consolidated Net Worth of the Borrower as at the end of such fiscal quarter, multiplied by (y) .50.

            "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Body.

            "Tranche A Borrowing" shall mean a Borrowing comprised of Tranche A Loans.

            "Tranche A Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Loans hereunder on the Borrowing Date. The amounts of the Lenders' Tranche A Commitments are set forth on Schedule 2.01. The aggregate amount of the Tranche A Commitments is $800,000,000.

            "Tranche A Lender" shall mean a Lender with a Tranche A Commitment or an outstanding Tranche A Loan.

            "Tranche A Loan" shall mean a Loan made in Dollars pursuant to clause (a) of Section 2.01.

            "Tranche B Borrowing" shall mean a Borrowing comprised of Tranche B Loans.

            "Tranche B Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Loans hereunder on the Borrowing Date. The amounts of the Lenders' Tranche B Commitments are set forth on Schedule 2.01. The aggregate amount of the Tranche B Commitments on the date hereof is Euro 0.

            "Tranche B Lender" shall mean a Lender with a Tranche B Commitment or an outstanding Tranche B Loan.

            "Tranche B Loan" shall mean a Loan made in Euros pursuant to clause
(b) of Section 2.01.

            "Type", when used in respect of any Loan or Borrowing and in respect of any Interest Period during which such Loan or Borrowing is outstanding, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined in respect of such Interest Period. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the CD Rate and the Alternate Base Rate.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles in the United States, as in effect on the date of this Agreement.


ARTICLE II.  THE CREDITS

            SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, on the Borrowing Date (a) each Tranche A Lender agrees to make one or more Loans to the Borrower in Dollars in an aggregate principal amount equal to its Tranche A Commitment, and (b) each Tranche B Lender agrees to make one or more Loans to the Borrower in Euro in an aggregate principal amount equal to its Tranche B Commitment. Amounts repaid in respect of Loans may not be reborrowed. The Commitments shall expire at 5:00 p.m., New York City time, on the Borrowing Date.

            SECTION 2.02. Loans. (a) Each Tranche A Loan shall be made as part of a Borrowing consisting of Tranche A Loans made by the Tranche A Lenders ratably in accordance with their Tranche A Commitments, and each Tranche B Loan shall be made as part of a Borrowing consisting of Tranche B Loans made by the Tranche B Lenders ratably in accordance with their Tranche B Commitments. The failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). On the Borrowing Date, the Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.

            (b) Each Tranche A Borrowing shall be comprised entirely of Dollar Eurocurrency Loans, CD Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03. Each Tranche B Borrowing shall be comprised entirely of Euro Eurocurrency Loans. Tranche A Borrowings of more than one Type, and Tranche A Borrowing or Tranche B Borrowing of the same Type and having different Interest Periods, may be outstanding at the same time. For purposes of the foregoing, Loans of different Classes or Types and Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans and separate Borrowings during the relevant Interest Periods.

            (c) Each Lender shall make each Loan to be made by it hereunder by wire transfer of immediately available funds to the Applicable Agent by wire transfer of immediately available funds in the applicable currency by 11:30 a.m., Local Time, on the Borrowing Date to the account of the Applicable Agent in the Applicable Jurisdiction designated by it for such purpose by notice to the applicable Lenders, and the Applicable Agent shall transfer the entire amount received to the Borrower in the applicable currency in immediately available funds to a bank and account in the Applicable Jurisdiction designated by the Borrower as promptly as practicable and in any event by such a time that such funds will be available for retransfer, investment or other use by the Borrower on the Borrowing Date or, if a Borrowing shall not occur because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Applicable Agent shall have received notice from a Lender prior to the Borrowing Date that such Lender will not make available to the Applicable Agent such Lender's portion of any Borrowing, the Applicable Agent may assume that such Lender has made such portion available to the Applicable Agent on the Borrowing Date in accordance with this paragraph (c) and the Applicable Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Applicable Agent, such Lender and the Borrower severally agree to repay to the Applicable Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the Borrowing Date until the date such amount is repaid to the Applicable Agent at (i) in the case of a Tranche A Borrowing, the Federal Funds Effective Rate, and (ii) in the case of a Tranche B Borrowing, the rate reasonably determined by the Applicable Agent to represent the cost to it of funding such amount; provided that if such Lender does not pay such principal amount to the Applicable Agent within five Business Days and the Borrower repays such principal amount on the sixth Business Day, such Lender shall be responsible for interest during such six Business Day period, provided that the Applicable Agent, if it shall first have made demand on such Lender and shall not have received payment, may recover such interest from the Borrower. If such Lender shall pay to the Applicable Agent such corresponding amount within five Business Days, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

            SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Applicable Agent a Borrowing Request (a) in the case of a Eurocurrency Borrowing or a CD Borrowing, not later than 3:00 p.m., Local Time, three Business Days before the Borrowing Date and
(b) in the case of an ABR Borrowing, not later than 10:30 a.m., Local Time, on the Borrowing Date. Such notice shall be irrevocable and shall in each case specify (i) the Class of the Borrowing then being requested, (ii) in the case of a Tranche A Borrowing, whether such Borrowing is to be a Eurocurrency Borrowing, a CD Borrowing or an ABR Borrowing; (iii) the amount of such Borrowing; and (iv) the Interest Period with respect thereto. If no election as to the Type of a Tranche A Borrowing is specified in any such Borrowing Request, then (A) if each Borrowing Request shall have been delivered at least 3 Business Days prior to any funding date, the requested Borrowing shall be a Eurocurrency Borrowing with an Interest Period of one month and (B) otherwise, the requested Borrowing shall be an ABR Borrowing with an Interest Period of seven days. If no Interest Period with respect to any Eurocurrency Borrowing or CD Borrowing is specified in any such Borrowing Request, then the Borrower shall be deemed to have selected an Interest Period of one month's duration in the case of a Eurocurrency Borrowing, 30 days' duration, in the case of a CD Borrowing, and seven days' duration in the case of an ABR Borrowing. The Applicable Agent shall promptly advise the Lenders of each Borrowing Request given pursuant to this Section and of each Lender's portion of each requested Borrowing.

            SECTION 2.04. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any Tranche A Borrowing to a Tranche A Borrowing of a different Type and, in the case of any Eurocurrency Borrowing of either Class, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall thereupon be considered separate Loans and a separate Borrowing.

            (b) To make an election pursuant to this Section, the Borrower shall hand deliver or telecopy to the Applicable Agent an Interest Election Request
(a) if a Eurocurrency Borrowing shall be elected, not later than 3:00 p.m., Local Time, three Business Days before the effective date of such election, (b) if a CD Borrowing shall be elected, not later than 10:30 a.m., Local Time, two Business Days before the effective date of such election and (c) if an ABR Borrowing shall be elected, not later than 10:30 a.m., Local Time, on the effective date of such election. Each such Interest Election Request shall be irrevocable.

            (c) Each Interest Election Request shall specify the following information:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) if the resulting Borrowing is to be a Tranche A Borrowing, whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a CD Borrowing; and

            (iv) the Interest Period to be applicable thereto after giving effect to such election, which shall commence on the effective date of such election and shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's, 30 days' or seven days' duration in respect of a Eurocurrency Borrowing , CD Borrowing or ABR Borrowing, respectively, as the case may be.

            (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Borrowing at least three Business Days prior to the end of the Interest Period applicable thereto, then, unless the Borrower shall have notified the Applicable Agent at least three Business Days prior to the end of such Interest Period that such Borrowing will be repaid as provided herein at the end of such Interest Period, such Borrowing shall be (i) in the case of a Tranche A Borrowing, continued as or converted to a Dollar Eurocurrency Borrowing with an Interest Period of one month's duration, and (ii) in the case of a Tranche B Borrowing, continued as a Euro Eurocurrency Borrowing with an Interest Period of one month's duration.

            (f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled (i) to convert any Borrowing to a Borrowing of a different Class, (ii) to convert any Tranche B Borrowing to a CD Borrowing or an ABR Borrowing or (iii) to convert or continue any Borrowing as a CD Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date or, in the case of a Euro Eurocurrency Loan or a Dollar Eurocurrency Loan, more than one month after the Maturity Date; provided that the provisions of
Section 2.16 shall apply to any Loan having an Interest Period that ends after the Maturity Date.

            SECTION 2.05. Repayment of Loans; Evidence of Debt. (a) On the Maturity Date the Borrower agrees to pay to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender, in the currency of such Loan.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Applicable Agent shall maintain accounts in which it will record (i) the amount of each Loan hereunder, the Class and Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Applicable Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall, to the extent permitted by applicable law, be rebuttable evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Applicable Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

            SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Eurocurrency Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread.

            (b) Subject to the provisions of Section 2.07, the CD Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread.

            (c) Subject to the provisions of Section 2.07, the ABR Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate in effect from time to time during the Interest Period in effect for such ABR Borrowing plus the Applicable Spread.

            (d) Subject to the provisions of Section 2.07, interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan; provided that interest on ABR Loans shall be payable on the last day of each fiscal quarter. Interest on each Loan shall be payable in the currency of such Loan. The LIBO Rate and Adjusted LIBO Rate, the CD Rate and Adjusted CD Rate or the Alternate Base Rate, as the case may be, for each Interest Period or day within an Interest Period shall be determined by the Applicable Agent in accordance with the terms and conditions of this Agreement, and such determination shall be conclusive absent manifest error.

            SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Administrative Agent or the Majority Lenders pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of the principal of or interest on any Tranche B Loan, the rate of interest applicable, or most recently applicable, to such Loan plus 1% per annum, and (b) in the case of the principal of or interest on any Tranche A Loan or any other amount, the Alternate Base Rate plus the Applicable Spread plus 1%.

            SECTION 2.08. Unavailability of LIBO Rate and CD Rate Quotations.
(a) In the event that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have determined that it is not possible to ascertain a LIBO Rate for such Interest Period as contemplated in the definition of LIBO Rate in Section 1.01, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such event to the Borrower and the Lenders, in which event any request by the Borrower for a Eurocurrency Borrowing for such Interest Period shall (i) in the case of a Tranche A Borrowing, be deemed to be a request for a CD Borrowing and (ii) in the case of a Tranche B Borrowing, be of no force or effect (and any outstanding Tranche B Borrowing that is requested to be continued for such Interest Period shall bear interest, for so long as the circumstances referred to in this paragraph shall continue, at such rate or rates as the Administrative Agent and the Borrower shall agree upon to reflect the cost to such Lenders of making or maintaining their Loans plus the Applicable Spread (or, in the absence of such agreement, shall be repaid on the last day of the then current Interest Period applicable thereto); provided that in the circumstances described in clause (ii) preceding the Borrower and the Lenders shall negotiate in good faith to reach an agreement providing for a mutually agreeable alternative to the Tranche B Borrowing.

            (b) In the event, and on each occasion, that on the day on which the Borrower gives notice requesting a CD Borrowing the Administrative Agent shall have determined that it is not possible to ascertain a CD Rate for the applicable Interest Period as contemplated in the definition of CD Rate in
Section 1.01, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the

Lenders, in which event any request by the Borrower for a CD Borrowing for such Interest Period shall be deemed to be a request for an ABR Borrowing (subject to the right of the Borrower to convert such Borrowing into a Borrowing comprised of Dollar Eurocurrency Loan as provided elsewhere herein).

            SECTION 2.09. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay without premium or penalty any Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Applicable Agent: (i) before 5:00 p.m., Local Time, three Business Days prior to prepayment, in the case of Eurocurrency Loans, (ii) before 5:00 p.m., Local Time, two Business Days prior to prepayment, in the case of CD Loans, and (iii) before 10:00 a.m., Local Time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment of a Borrowing shall be in an amount which is an integral multiple of the Prepayment Multiple and not less than the Prepayment Minimum.

            (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

            SECTION 2.10. Reserve Requirements; Change in Circumstances. (a) In the event that at any time or from time to time during the term of this Agreement any Eurocurrency Reserve Requirement shall be applicable to deposits acquired in respect of any Eurocurrency Loan the Lender making such Eurocurrency Loan shall promptly notify the Borrower in writing of any imposition of or change in or prospective imposition of or change in any Eurocurrency Reserve Requirement, whether in respect of an outstanding Eurocurrency Loan or any possible future Eurocurrency Loan, and, for as long as such Eurocurrency Reserve Requirement shall be effective, the Borrower shall, upon written request from such Lender (with a copy of such request to the Administrative Agent), pay to such Lender at the end of each Interest Period for such Eurocurrency Loan, an additional amount equal to the difference between the interest accrued based upon the LIBO Rate and the interest that would have accrued had the Adjusted LIBO Rate been applicable to the Eurocurrency Loan of such Lender. Each Lender represents that currently it is not subject to (and does not incur) any Eurocurrency Reserve Requirement.

            (b) In the event that at any time or from time to time during the term of this Agreement any CD Reserve Requirement or Assessment Rate shall be applicable to deposits acquired in respect of any CD Loan the Lender making such CD Loan shall promptly notify the Borrower in writing of any imposition of or change in or prospective imposition of or change in any CD Reserve Requirement or Assessment Rate, whether in respect of an outstanding CD Loan or any possible future CD Loan, and, for as long as such CD Reserve Requirement or Assessment Rate shall be effective, the Borrower shall, upon written request from such Lender (with a copy of such request to the Administrative Agent), pay to such Lender at the end of the Interest Period for such CD Loan, an additional amount equal to the difference between the interest accrued based upon the CD Rate and the interest that would have accrued had the Adjusted CD Rate been applicable to the CD Loan of such Lender. Each Lender represents that its current CD Reserve Requirement and Assessment Rate are as set forth on Schedule 2.01.

            (c) Notwithstanding any other provision herein, if after the date of this Agreement, either (i) the introduction of, or any change in or in the interpretation of, any law or regulation or (ii) compliance by any Lender with any directive, guideline or request of any Governmental Body (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, so as to increase the minimum amount of capital required to be maintained by such Lender based upon the existence of this Agreement, the Commitment of such Lender and/or any Loans made hereunder and such requirement applies equally to other agreements with, and to commitments and loans similar to the transactions contemplated by this Agreement to, all other corporate borrowers situated in the United States of America, then the Borrower shall pay to such Lender amounts sufficient to compensate such Lender, in light of such circumstances, to the extent that such Lender reasonably and equitably determines such increase in required capital over the capital of such Lender in place on the date hereof to be allocable to this Agreement, to the Commitment of such Lender (or the unused portion thereof), or to any Loans made by such Lender hereunder, it being understood that in no event shall the cost allocable, and/or amount charged, to the Borrower under this paragraph (c) exceed the cost allocable, and/or amount charged, with respect to any similar agreement between such Lender and any other corporate borrower located in the United States, in each instance determined ratably with respect to the relative transactional amounts. Each Lender represents that, to its best knowledge on the date hereof it would not be required to increase its capital or to otherwise incur any increased capital costs in respect of this Agreement under existing laws, rules, regulations, directives or guidelines (whether or not currently in effect) of any Governmental Body.

            (d) A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (c) above shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same. No Lender shall be entitled to any compensation for any additional costs under this Section 2.10 requested by such Lender unless such Lender shall have notified the Borrower that it will request compensation for such additional costs not more than 30 days after the date such additional costs were first incurred.

            (e) The Borrower may at any time following its receipt from any Lender of a notice of the occurrence or prospective occurrence of any imposition of or increase in the Eurocurrency Reserve Requirement, the CD Reserve Requirement, the Assessment Rate or capital requirements or costs of such Lender terminate the Commitment of such Lender and repay any outstanding Loans of such Lender (together with all accrued interest, if any) on the effective date of such termination, which repayments, if any, shall be without premium, penalty or other cost of any kind and shall not be subject to the requirements of Sections
2.12 and 2.16.

            SECTION 2.11. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Body charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written or telecopy notice to the Borrower and to the Administrative Agent, such Lender may:

      (i) declare that Eurocurrency Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurocurrency Borrowing shall, as to such Lender only, be without effect and void unless such declaration shall be subsequently withdrawn; and

      (ii) require (if required by law to do so) that all outstanding Eurocurrency Loans made by it be (A) in the case of Tranche A Loans, converted to CD Loans, in which event all such Eurocurrency Loans shall be automatically converted to CD Loans with an Interest Period selected by the Borrower as of the effective date of such notice as provided in paragraph (b) below, and (B) in the case of Tranche B Loans, converted to Loans on such terms, and bearing interest at such rate, as shall be agreed upon by the Borrower and such Lender pursuant to a good faith negotiation and as shall avoid such illegality or, if no such agreement shall be reached, repaid, in which event all such Eurocurrency Loans shall be so converted or shall become due and payable, as the case may be.

In the event any Lender shall exercise its rights under (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the Loans of such Lender resulting from the conversion of such Eurocurrency Loans. The Borrower may in any event prepay any Loan resulting from the conversion of any Eurocurrency Loan under this Section within five Business Days after such conversion.

            (b) For purposes of this Section 2.11, a notice to the Borrower by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

            (c) In the event that any Lender shall give Borrower any notice contemplated by, or exercise its rights under, this Section the Borrower may at any time repay any outstanding Loans of such Lender (together with all accrued interest, if any), which repayment, if any, shall be without premium, penalty or other cost of any kind and shall not be subject to the requirements of Sections
2.12 and 2.16.

            SECTION 2.12. Pro Rata Treatment. Except as required or permitted under Section 2.09, 2.10, 2.11, 2.14, 2.15, 9.05 or 9.14, each Borrowing, each payment or prepayment of principal of any Borrowing and each payment of interest on the Loans of either Class shall be allocated pro rata among the Lenders in accordance with their respective Commitments of such Class (or, if the Commitments of such Class shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of such Class). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

            SECTION 2.13. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or other amounts) hereunder not later than 3:00 p.m., Local Time, on the date when due, in immediately available funds, (i) in the case of any payment relating to a Tranche A Loan, in Dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York 10017, and (ii) in the case of any payment relating to a Tranche B Loan, in Euros to the London Agent at its offices at Trinity Tower, 9 Thomas More Street, London, England E19YT. Any payment required to be made to the Lenders shall be deemed made when made to the Applicable Agent and shall, insofar as the obligations of the Borrower are concerned, be deemed to have been received by the Lenders at the time of receipt by the Applicable Agent (which shall promptly forward such payment to the Lenders). In the event the Lenders shall receive payments in an amount less than the amounts at the time due hereunder, the amounts received shall be applied first against the principal of Loans, second against accrued interest, third against amounts due under Section
2.10 or 2.14, and fourth against any other amounts due hereunder.

            (b) Whenever any payment (including principal of or interest on any Borrowing or any other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in the case of a payment of principal be included in the computation of interest.

            SECTION 2.14. Taxes. (a) All payments by the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes, and if the Borrower shall be required to deduct any Indemnified Taxes from any such payment, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and

(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Body in accordance with applicable law.

            (b) The Borrower shall indemnify each Agent and Lender for the full amount of any Indemnified Taxes paid by such Agent or Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section). A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto delivered to the Borrower by an Agent or Lender shall be conclusive absent manifest error.

            (c) As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Body, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (d) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the United States of America or the United Kingdom, or any treaty to which either such jurisdiction is a party, with respect to payments made to it under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

            (e) Each Lender, on the date it becomes a Lender hereunder, will designate lending offices for the Loans to be made by it such that, on such date, it will not be liable for (i) in the case of a Tranche A Lender, any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments to it by the Borrower from an office within such jurisdiction, or (ii) in the case of a Tranche B Lender, any withholding tax that is imposed by the United Kingdom (or any political subdivision thereof) on payments to it by the Borrower from an office within such jurisdiction.

            (f) Each Lender represents and warrants unto, and covenants and agrees with, the Borrower that (i) such Lender is presently exempt from United States Federal withholding tax (including backup withholding, as such term is defined in the Code), and from any other withholding tax, assessment, charge or other Taxes (other than Excluded Taxes) imposed by any Governmental Body, on any amount payable to it under this Agreement, and has heretofore delivered to the Borrower such evidence as may be required by law to claim or substantiate any such exemption (stating the provisions of law and/or treaty under which such exemption is claimed); (ii) such Lender will notify the Borrower promptly, so long as any amount is due under the Agreement, upon its becoming aware of the occurrence or of any prospective occurrence of any event which would result in any such withholding tax exemption not being available to such Lender; and (iii) such Lender will indemnify and hold the Borrower harmless from and against any loss, cost or liability incurred by a Governmental Body or incurred in defense of any claim by a Governmental Body, including all reasonable out-of-pocket expenses the Borrower may incur as a direct result of its reliance on the foregoing representations, or the failure of such Lender to give prompt notice of any event resulting in any said withholding tax exemption not being available to such Lender.

            (g) In no event shall the Borrower have any obligation to "gross up" amounts due under this Agreement in respect of Excluded Taxes.

            (h) The representations, warranties and agreements contained in this
Section 2.14 shall survive the termination of this Agreement and the payment in full of the Loans.

            SECTION 2.15. Assignment of Interests. The Borrower shall have the right (in addition to its rights pursuant to Sections 2.10, 2.11, 2.14 and 9.05), at its own expense, at any time upon notice to any Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse all its interests, rights and obligations under this Agreement to another financial institution reasonably acceptable to the Administrative Agent which shall assume such obligations; provided that (x) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Body applicable to such affected Lender and (y) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the effective date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder then outstanding and any amounts which Borrower had theretofore been notified were accruing in respect of such Loans under Section 2.10, which payments shall not be subject to the provisions of Section 2.09.

            SECTION 2.16. Breakage. In the event any payment or prepayment is made in respect of any Loan, other than (A) any ABR Loan and (B) any Loan the prepayment, payment or transfer of which is made by Borrower pursuant to its right to prepay, repay or require the transfer of such Loan under Sections 2.10, 2.11, 2.14 or 9.05 or upon the Lender's exercise of its option pursuant to
Section 9.14, and such payment or prepayment is made on other than the last day of the current Interest Period of such Loan, the Borrower shall pay to such Lender, promptly upon the written request of such Lender (which request shall be accompanied by a certificate as described below), such amount as shall be necessary to reimburse such Lender for the loss, if any, reasonably incurred by such Lender as a result of such payment, prepayment or transfer arising from inability due to general market conditions to recover the cost of deposits or other funds acquired by such Lender to fund such Loan, in the liquidation of such deposits or other funds so acquired (or from the reemployment thereof if such reemployment would result in less of a funding loss to such Lender); provided, that any such funding loss shall not in any event exceed the cost incurred by such Lender to obtain such deposit or other funds, minus the fair market value thereof realizable by such Lender in the liquidation thereof. Such Lender shall use reasonable efforts to avoid or minimize any such loss. Such Lender's claim, if any, shall be accompanied by a certificate setting forth in reasonable detail (including the calculations made in determining) the reason for and the amount of such loss, which certificate shall be conclusive in the absence of manifest error. Prepayments of ABR Borrowings shall be without penalty, premium or other cost of any kind.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to each of the Lenders that:

            (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

            (b) The execution, delivery and performance of this Agreement by the Borrower are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, will not violate any provision of any existing law or regulation or order or decree of any court or Governmental Body or of the Amended Articles of Incorporation or Code of Regulations of the Borrower, as each is amended to date, or of the unwaived terms of any mortgage, indenture, agreement or other instrument to which the Borrower is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any security interest, lien, charge or encumbrance on any of its assets pursuant to the provisions of any of the foregoing.

            (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Body or court is required to be made or effected by the Borrower for the due execution and delivery of this Agreement by the Borrower and for the performance by the Borrower of the obligations on its part to be performed under this Agreement.

            (d) This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (e) The Consolidated Financial Statements of the Borrower and its Subsidiaries present fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries at December 31, 2000 and 1999 and the Consolidated results of their operations and their Consolidated cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

            (f) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (g) Neither the Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (h) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulation U of the Board.

            (i) Except for the legal proceedings identified or referred to on
      Schedule III (with respect to which Borrower makes no representation on warranty), there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Body or arbitrator, which could reasonably be expected to have a material adverse effect on the business, assets or condition of the Borrower and the Subsidiaries.


ARTICLE IV.  CONDITIONS OF LENDING

            The obligation of each Lender to make Loans hereunder on the Borrowing Date is subject to the satisfaction of the following conditions:

            (a) On the Borrowing Date, the Administrative Agent shall have received the following (in the case of (i), (ii), (iii) and (iv), each dated the Borrowing Date):

                  (i) an opinion of the General Counsel, an Associate General
            Counsel or an Assistant General Counsel of the Borrower addressed to the Lenders and the Administrative Agent in substantially the form of Exhibit B hereto;

                  (ii) a certified copy of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement;

                  (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the Authorized Officers;

                  (iv) a certificate signed by an Authorized Officer, confirming compliance with conditions set forth in paragraphs
            (b) and (c) of this Section; and

                  (v)  a notice of such Borrowings as required by Section
            2.03.

            (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Borrowing Date with the same effect as though made on and as of such date, and as of the Borrowing Date there shall not have occurred any material adverse change since December 31, 2000, in the business, assets or condition of the Borrower and its Subsidiaries, taken as a whole.

            (c) No event shall have occurred and be continuing on and as of the Borrowing Date, or would result from the Borrowings on the Borrowing Date or from (and after giving effect to) the application of the proceeds of such Borrowings, which constitutes an Event of Default.

The Borrowings on the Borrowing Date shall be deemed to constitute a representation and warranty by the Borrower on the Borrowing Date as to the matters specified in paragraphs (b) and (c) of this Article IV.


ARTICLE V.  AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as the principal of or interest on any Loan by such Lender shall be unpaid, unless the Majority Lenders shall otherwise consent in writing, the Borrower will:

            (a) Interest Coverage Ratio. Maintain, at each fiscal quarter end of the Borrower set forth below, a ratio of Consolidated Operating Income for the Annual Period then ended to Consolidated Interest Expense for such Annual Period of not less than the ratio set forth below opposite such fiscal quarter:

            Fiscal Quarter End                  Minimum Ratio
            ------------------                  -------------

            March 31, 2001                      2.60 to 1.00
            June 30, 2001                       2.60 to 1.00
            September 30, 2001                  2.75 to 1.00
            Each Fiscal Quarter End thereafter  3.50 to 1.00

            (b) Net Worth. Maintain, as at the end of each fiscal quarter of the Borrower, Consolidated Net Worth at an amount not less than $3,800,000,000 plus 50% of the aggregate Net Income of the Borrower and the Subsidiaries for each fiscal quarter of the Borrower ended after December 31, 2000, excluding any such fiscal quarter for which Net Income shall have been negative.

            (c) Reporting Requirements. Furnish to the Administrative Agent, together with sufficient number of copies for each of the Lenders:

            (i) as soon as available and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a conformed copy of the Borrower's Quarterly Report on Form 10-Q for such quarter as filed with the Securities and Exchange Commission, together with (1) a Schedule of Compliance, signed by an Authorized Officer, setting forth computations used by the Borrower in determining compliance with the covenants contained in paragraphs (a) and
      (b) of this Article V and in paragraphs (a) and (b) of Article VI and (2) a certificate of an

      Authorized Officer stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto; and

            (ii) as soon as available and in any event not later than 120 days after the end of each fiscal year of the Borrower, a conformed copy of the Borrower's Annual Report on Form 10-K for such year as filed with the Securities and Exchange Commission, together with (1) a Schedule of Compliance, signed by an Authorized Officer, setting forth computations used by the Borrower in determining compliance with the covenants contained in paragraphs (a) and (b) of Article V, and in paragraphs (a) and (b) of Article VI, and (2) a certificate of an Authorized Officer stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto; and

            (iii) as soon as practicable and in any event within ten Business Days after any Authorized Officer of the Borrower obtains actual knowledge of the occurrence of any Event of Default, a statement of an Authorized Officer setting forth details of such Event of Default and the action which the Borrower has taken and proposes to take with respect thereto; and

            (iv) promptly after the filing thereof, copies of all reports (in addition to Forms 10-K and 10-Q) filed by the Borrower with the Securities and Exchange Commission (other than annual reports on Form 11-K) pursuant to the Exchange Act; and

            (v) such other publicly available information relating to the financial condition or business operations of the Borrower as the Administrative Agent or any Lender may from time to time reasonably request.

            (d) Preservation of Corporate Existence. Preserve and maintain its corporate existence; provided, that the Borrower may merge or transfer its assets in a transaction permitted by paragraph (c) of Article VI.

            (e) Pari Passu with Certain Existing Credit Agreements. Ensure that the Lenders remain pari passu with the lenders under the Borrower's 364-Day Revolving Credit Agreement dated as of August 15, 2000, as amended, and the lenders under the Borrower's Five-Year Revolving Credit Agreement, dated as of August 15, 2000, as amended.

ARTICLE VI.  NEGATIVE COVENANTS

            The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as the Commitment of such Lender shall remain in effect or the principal of or interest on any Loan by such Lender shall be unpaid, unless the Majority Lenders shall otherwise consent in writing, the Borrower will not:

            (a) Limitation on Liens. Issue, assume or guarantee, or permit any Subsidiary to issue, assume or guarantee, Debt if such Debt is secured by a Lien upon any Manufacturing Facility without providing (concurrently with the issuance, assumption or guarantee of any such

      Debt) that the Loans shall be secured equally and ratably with such Debt; provided, however, that the foregoing restriction shall not apply to:

            (i) any Lien on property if such Lien is in existence at the time of the acquisition of such property by the Borrower or a Subsidiary;

            (ii) any Lien on property to secure the payment of all or any part of the purchase price of such property or to secure any Debt incurred (prior to, at the time of, or within 360 days after, the acquisition by the Borrower or a Subsidiary of such property) for the purpose of, or in connection with, financing all or any part of the purchase price thereof;

            (iii) any Lien on property of a corporation or other entity if such Lien was in existence prior to the time such corporation is merged into or consolidated with the Borrower or a Subsidiary or prior to the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to the Borrower or a Subsidiary;

            (iv) any Lien on property in favor of the United States of America, any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, in favor of any other country or any political subdivision thereof, or in favor of any other Governmental Body, to secure partial, progress, advance or other payments, or performance of any other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Lien; or

            (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (iv), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

            Notwithstanding the foregoing, (A) the Borrower or any Subsidiary may issue, assume or guarantee Debt secured by a Lien on a Manufacturing Facility of the Borrower which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with the aggregate principal amount of all other such Debt of the Borrower and the Subsidiaries secured by Liens on Manufacturing Facilities of the Borrower outstanding at the time of such issuance, assumption or guarantee (but excluding Debt permitted by the foregoing clauses (i) to (v), inclusive), does not at such time exceed fifteen percent (15%) of the Consolidated Net Worth of the Borrower as at the end of the then most recently completed fiscal year of the Borrower, and (B) the Borrower or any Subsidiary may issue, assume or guarantee Debt secured by a Lien on a Manufacturing Facility of any Subsidiary which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with the aggregate principal amount of all other such Debt of the Borrower and the Subsidiaries secured by Liens on Manufacturing Facilities of Subsidiaries outstanding at the time of such issuance, assumption or guarantee (but excluding Debt permitted by the foregoing clauses (i) to (v), inclusive), does not at such time exceed fifteen percent (15%) of the Consolidated Net Worth of the Borrower as at the end of the then most recently completed fiscal year of the Borrower.

            (b) Limitation on Debt. Issue, incur, assume or guarantee, or permit any Subsidiary to issue, incur, assume or guarantee, any Debt if, immediately after giving effect to the issuance, incurrence, assumption or guarantee of such Debt and after giving effect to the receipt and application of any and all proceeds thereof, the aggregate principal amount of the Consolidated Debt of the Borrower and the Subsidiaries would, at the end of any fiscal quarter of the Borrower, exceed the sum of (x) $5,000,000,000 plus (y) the Supplemental Amount, if any, at such date. For the purpose of this paragraph (b), if any such Debt is payable in a currency other than Dollars and all or any portion of the principal amount of such Debt is hedged into

Dollars, then the principal amount thereof, or such portion thereof, shall be the amount of Dollars specified in, or determined pursuant to, the applicable hedging contract.

            (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person; except that (i) any Subsidiary may merge into or transfer assets to or obtain assets from the Borrower, and (ii) the Borrower may merge with or acquire all or substantially all of the assets of any Person, provided in any such case that, immediately after giving effect to such proposed transaction, no Event of Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

            (d) ERISA Liabilities. Create or suffer to exist, as at the end of any fiscal quarter of Borrower, any ERISA Liabilities of the Borrower in an aggregate amount in excess of $750,000,000.

            (e) Negative Pledges. Enter into, or permit any Subsidiary organized under the laws of the United States of America or any state, territory or possession thereof to enter into, any covenant or agreement that limits the ability of the Borrower or such Subsidiary to pledge its accounts receivable or inventory or proceeds thereof to secure Debt.


ARTICLE VII.  EVENTS OF DEFAULT

            So long as any Commitment shall be in effect or any amount of the principal of or accrued interest on any Borrowing shall be unpaid, in case of the occurrence and continuance of any of the following events ("Events of Default"):

            (a) The Borrower shall fail to pay the principal of any Loan when due, and such failure shall remain unremedied for more than two Business Days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such failure or (ii) written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (b) The Borrower shall fail to pay interest on any Loan when due, and such failure shall remain unremedied for more than five Business Days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such failure or (ii) written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (c) Any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its Authorized Officers) in any certificate delivered pursuant to this Agreement, or deemed to have been made pursuant to and in accordance with Article IV of this Agreement, shall prove to have been incorrect in any material respect when made; provided, that if any such representation or warranty is capable of being rendered true and correct in all material respects, such event shall not constitute an Event of Default unless such incorrect representation or warranty is not rendered true and correct in all material respects within thirty days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such event or (ii) the day written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (d) The Borrower shall fail to perform or observe any covenant or agreement set forth in paragraph (a) or (b) of Article V or in paragraph
      (b) of Article VI; or

            (e) The Borrower shall fail to perform or observe any other covenant or agreement set forth in this Agreement on its part to be performed or observed and such failure shall remain unremedied for more than thirty days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (f) The Borrower shall fail to pay any principal of Funded Debt of the Borrower which is then outstanding in a principal amount in excess of $25,000,000 at the scheduled maturity thereof, such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Funded Debt, and such Funded Debt is not paid within ten Business Days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such failure or (ii) written notice of such failure shall have been given to the Borrower by the holder or holders of such Funded Debt; or Funded Debt of the Borrower which is then outstanding in a principal amount in excess of $25,000,000 shall become due and payable prior to the scheduled maturity thereof as a result of the lawful acceleration thereof due to the occurrence of an event of default thereunder and such Funded Debt is not paid, or such acceleration thereof is not rescinded or annulled, within ten Business Days following such lawful acceleration thereof; or

            (g) The Borrower shall sell or otherwise dispose of all or substantially all of its assets; or

            (h) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, if instituted against the Borrower, is consented to by it or remains undismissed or unstayed for a period of 90 consecutive days; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this clause (h);

then, and in every such event (other than the entry of an order for relief with respect to the Borrower as a bankrupt under the Federal Bankruptcy Code), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; provided, that in the event of the entry of an order for relief with respect to Borrower as a bankrupt under the Federal Bankruptcy Code, the principal of the Loans then outstanding, together with accrued interest thereon and any and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.


ARTICLE VIII.  THE AGENTS

            In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent, and Chase Manhattan International Limited is hereby appointed to act as London Agent, on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes each Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to such Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agents are hereby expressly authorized by the Lenders, without hereby limiting any implied authority, to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and
(b) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

            Neither Agent, and none of their directors, officers, employees or agents, shall be liable to any Lender as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions (except delivery to the Administrative Agent of the items required by Article IV to be delivered to it), covenants or agreements contained in this Agreement. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agents shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by them in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither Agent, and none of their directors, officers, employees or agents, shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by them with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel.

            The Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by them pursuant to the provisions of this Agreement unless they shall be requested in writing to do so by the Required Lenders.

            Subject to the appointment and acceptance of a successor Administrative Agent or London Agent, as the case may be, as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or London, as the case may be, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and each Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not an Agent.

            Each Lender agrees (i) to reimburse each Agent, on demand, in the amount of its pro rata share (based on its Commitment, or, after the Commitments shall have expired or been terminated, the amount of its outstanding Loans, hereunder) of any expenses incurred for the benefit of the Lenders by such Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to an Agent or any other indemnitee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

            Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

            Notwithstanding any other provision herein, each Lender acknowledges that the Agents are not acting as an agents of the Borrower and that the Borrower will not be responsible for any acts or failures to act on the part of the Agents.


ARTICLE IX.  MISCELLANEOUS

            SECTION 9.01. Notices. Except as otherwise expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, priority mail, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower, to it at 1144 East Market Street, Akron, Ohio 44316-0001, Attention of the Treasurer (Telecopy No. 330-796-1021 or 330-796-8836);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. 212-552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Julie Long (Telecopy No. 212-270-5127);

            (c)  if to the London Agent, to it at Chase Manhattan
      International Limited, Trinity Tower, 9 Thomas More Street, London, England E19YT Attention of Loans Agency Division (Telecopy No. 011-44-171-777-2360); with a copy to the Administrative Agent as provided in paragraph (b) above; and

            (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy (as evidenced by machine transmission report), or on the date five Business Days after dispatch by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

            SECTION 9.03. Binding Effect; Successors and Assigns. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights hereunder or any interest herein or to delegate any of its duties hereunder without the prior written consent of all the Lenders and (ii) no Lender shall have the right to assign or participate its rights hereunder or any interest herein or to delegate any of its duties hereunder without the prior written consent of the Borrower and giving a written notice (also signed by the Borrower) to the Administrative Agent.

            (b) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include any successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

            (c) Notwithstanding the limitations set forth in this Section 9.03, any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of the Borrower or the Administrative Agent; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes in the form of Exhibit D hereto evidencing the Loans made to the Borrower by the assigning Lender hereunder.

            SECTION 9.04. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.05. Waivers; Amendment. (a) No failure or delay of any Agent or Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power or preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders; provided, however, that no such agreement shall (i) amend, modify or otherwise affect the rights or duties of either Agent hereunder without the prior written consent of such Agent, (ii) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (iii) change or extend the Commitment of any Lender without the prior written consent of such Lender, or (iv) amend or modify the provisions of Section 2.12, the provisions of this Section 9.05(b) or the definition of "Majority Lenders" or "Required Lenders", without the prior written consent of each Lender; provided that the provisions referred to in the preceding clauses
(ii), (iii) and (iv) may be amended by the Majority Lenders; but any Lender which declines to approve any such amendment shall have the right at any time, on 10 Business Days' notice to the Borrower, to terminate its Commitment and require the Borrower to pay the principal of and interest on its outstanding Loans, and the amount of the principal and interest so paid shall be determined without giving effect to such amendment. All prepayments made pursuant to this
Section 9.05(b) shall be without premium, penalty or other cost of any kind and shall not be subject to the requirements of Sections 2.12 and 2.16.

            SECTION 9.06. Expenses; Indemnity. (a) The Borrower agrees to pay
(i) all reasonable out-of-pocket expenses incurred by the Agents and their affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers (requested by or for the benefit of the Borrower) of the provisions hereof, and (ii) all reasonable out-of-pocket expenses incurred by the Agents or any Lender in connection with the enforcement of its rights under this Agreement.

            (b) The Borrower agrees to indemnify the Agents, the Lenders, their affiliates, and the respective directors, officers, employees and agents of such persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, arising out of any claim, litigation, investigation or proceeding relating to (i) the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) the use by the Borrower of the proceeds of the Loans; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee or from the breach of any obligations of such Indemnitee set forth in this Agreement.

            SECTION 9.07. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein, or otherwise contracted for, charged, taken, received or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder to such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

            SECTION 9.08. Entire Agreement. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            SECTION 9.09. Information; Access and Confidentiality. So long as any Commitments shall be in effect or any Loans shall remain unpaid: (i) the Lenders, acting through their officers and other duly designated employees, shall have the right to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with senior financial officers and employees of the Borrower at such reasonable times and intervals as the Lenders shall reasonably request; and (ii) the Borrower will make available to the Lenders such other information relating to the financial condition or business operations of the Borrower and the Subsidiaries as the Lenders shall from time to time reasonably request. Notwithstanding anything herein to the contrary, in no event shall the Borrower be required to furnish to the Lenders any information pursuant to this Section if the Borrower shall reasonably determine that the furnishing of such requested information would be in violation of any applicable law, regulation or order of any Governmental Body or if such information relates to the Borrower's strategic planning, research, development, testing, manufacturing or marketing activities and the furnishing thereof would, in the sole judgment of the Borrower reasonably exercised, adversely affect the competitive position of the Borrower. Each Lender agrees that all such information provided to such Lender (or any officer or employee of such Lender) is confidential and proprietary to the Borrower and that such Lender will not disclose (other than to the directors, officers and employees of such Lender who require such information in connection with such Lender's administration of this Agreement and who have been directed to treat such information as confidential and proprietary to the Borrower and other than to bank examiners with jurisdiction over such Lender who request such information) any such information (excluding information which becomes (i) generally available to the public other than as a result of the disclosure thereof by such Lender or its representatives or (ii) available to such Lender on a non-confidential basis from a source other than the Borrower or the Subsidiaries or any of their respective directors, officers, employees, agents or representatives, provided such source is not known to such Lender to be bound by a confidentiality agreement with the Borrower), except to the extent such Lender is, in the opinion of legal counsel to such Lender, required by law to disclose such information and then only after such Lender shall have given the Borrower at least five (5) days' prior written notice of such required disclosure or, if such prior notice period is not available to such Lender under applicable law, such shorter notice period, if any, as shall in fact be available to such Lender under applicable law.

            SECTION 9.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

            SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.13. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment related hereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

            (b) Each party to this Agreement irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.14. Stamp Taxes. The Borrower agrees to pay, and to save each Agent and each Lender harmless from all liability for, any stamp, transfer, documentary or similar taxes, assessments or charges (herein "Stamp Taxes"), and any penalties or interest with respect thereto, which may be assessed, levied, collected or imposed, or otherwise become payable, in connection with the execution and delivery of this Agreement. Each Agent and each Lender represent and warrant unto the Borrower that, at the date of this Agreement, there are not Stamp Taxes in effect which are applicable to this Agreement or any Loans which may be made hereunder and each Agent and each Lender agrees that it will promptly notify the Borrower upon becoming aware of the imposition or prospective imposition of any Stamp Taxes in respect of this Agreement or any Loan made pursuant to this Agreement. The obligations of the Borrower, each Agent and each Lender under this Section 9.13 shall survive the payment of the Loans.

            SECTION 9.15. Change of Control Option. (a) In the event there shall occur any Change of Control (as defined below) each Lender shall have the right, at its option exercisable at any time within six months following the Change Date (as defined below), to require the Borrower to purchase the Loans of such Lender on the Purchase Date (as defined below) at a purchase price which shall be equal to the sum of (i) the principal amount of such Loans then outstanding, plus (ii) any and all accrued and unpaid interest on such Loans to the Purchase Date (the "Purchase Price").

            (b) The Borrower shall give the Lenders, through the Administrative Agent, written notice of the occurrence of a Change of Control within five Business Days following the Change Date. No failure of the Borrower to give notice of a Change of Control shall limit the right of any Lender to require the purchase of its Loans pursuant to this Section.

            (c) Any Lender may exercise its right to require the purchase of its Loans under this Section by delivering to the Borrower at any time within six months after the Change Date written notice thereof, specifying the Purchase Date. The Commitment of any Lender exercising its right to require the purchase of its Loans under this Section shall automatically terminate immediately upon the Borrower's receipt of such Lender's written notice of such exercise of its option in accordance with this Section.

            (d) In the event of the exercise by any Lender of its option under this Section in the manner provided herein, the Borrower shall pay or cause to be paid to such Lender on the Purchase Date the Purchase Price (determined in accordance with paragraph (a) above) in immediately available funds. No exercise of the option granted in this Section shall be subject to the requirements of Sections 2.12 and 2.16.

            (e)  As used in this Section, the term:

            (1) "Change Date" means the date on which any Change of Control shall be deemed to have occurred; provided, that, if the Borrower shall fail to give timely notice of the occurrence of a Change of Control to the Lenders as provided in paragraph (b) above, for the purpose of determining the duration of the Lenders' rights to require prepayment under this Section, "Change Date" shall mean the earlier of (i) the date on which notice of a Change of Control is duly given by the Borrower to the Administrative Agent or (ii) with respect to any Lender, the date on which such Lender obtains actual knowledge of the Change of Control.

            (2) "Change of Control" means when, and shall be deemed to have occurred at such time as, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the then outstanding Voting Stock of the Borrower; provided, that fifty percent shall become 70% with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by the Borrower or any Subsidiary or any trust or funding vehicle maintained for or pursuant to such "employee benefit plan".

            (3) "Purchase Date" means, with respect to any Lender, the date on which the Borrower shall purchase the Loans of such Lender pursuant to the exercise by such Lender of its option under this Section, pursuant to a notice given to the Borrower in accordance with paragraph (c) of this Section, which date shall be a Business Day not less than 90 nor more than 120 days after the date such Lender gives the Borrower written notice of such exercise.

            (4) "Voting Stock" means capital stock of the Borrower of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the Board of Directors of the Borrower, it being understood that, at the date hereof, the Common Stock, without par value, of the Borrower is the only outstanding class of capital stock of the Borrower which constitutes "Voting Stock".

                                                                              35
            IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    THE GOODYEAR TIRE & RUBBER COMPANY,

                                       by
                                          /s/   Stephanie W Bergeron
                                          --------------------------------------
                                          Name: Stephanie W Bergeron
                                          Title:Vice President and Treasurer


                                    THE CHASE MANHATTAN BANK, individually
                                    and as Administrative Agent,

                                       by
                                          /s/   Julie Long
                                          --------------------------------------
                                          Name: Julie Long
                                          Title:Vice President


                                    CHASE MANHATTAN INTERNATIONAL LIMITED,
                                    as London Agent,

                                       by
                                          /s/   Steve Clarke
                                          --------------------------------------
                                          Name: Steve Clarke
                                          Title:Vice President

                                       by
                                          /s/   Julie Warrant
                                          --------------------------------------
                                          Name: Julie Warrant
                                          Title:

                                                                              36
                                    BNP PARIBAS ,

                                       by
                                          /s/   Richard L. Sted
                                          --------------------------------------
                                          Name: Richard L. Sted
                                          Title:Managing Director

                                       by
                                          /s/   Frederick H. Moryl, Jr.
                                          --------------------------------------
                                          Name: Frederick H. Moryl, Jr.
                                          Title:Director


                                    COMMERZBANK AG
                                    New York and Grand Cayman Branches ,

                                       by
                                          /s/   Mark Monson
                                          --------------------------------------
                                          Name: Mark Monson
                                          Title:Vice President

                                       by
                                          /s/   Graham A. Warning
                                          --------------------------------------
                                          Name: Graham A. Warning
                                          Title:Assistant Treasurer


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED ,

                                       by
                                          /s/   Walter R. Wolff
                                          --------------------------------------
                                          Name: Walter R. Wolff
                                          Title:Joint General Manager


                                    THE SUMITOMO BANK, LIMITED ,

                                       by
                                          /s/   Edward D. Henderson, Jr.
                                          --------------------------------------
                                          Name: Edward D. Henderson, Jr.
                                          Title:Senior Vice President


                                    BANCA COMMERCIALE ITALIANA
                                    NEW YORK BRANCH,

                                       by
                                          /s/   Jack Dickerhof
                                          --------------------------------------
                                          Name: Jack Dickerhof
                                          Title:Vice President

                                       by
                                          /s/   Guido La Via
                                          --------------------------------------
                                          Name: Guido La Via
                                          Title:Vice President

                                    BANCA NAZIONALE DEL LAVORO S.p.A
                                    NEW YORK BRANCH,

                                       by
                                          /s/   Guilio Giovine
                                          --------------------------------------
                                          Name: Guilio Giovine
                                          Title:Vice President

                                       by
                                          /s/   Leonardo Valentini
                                          --------------------------------------
                                          Name: Leonardo Valentini
                                          Title:First Vice President


                                    BANK OF AMERICA,

                                       by
                                          /s/   Matthew J. Reilly
                                          --------------------------------------
                                          Name: Matthew J. Reilly
                                          Title:Vice President


                                    CITICORP USA, INC.,

                                       by
                                          /s/   Brian Ike
                                          --------------------------------------
                                          Name: Brian Ike
                                          Title:Vice President


                                    CREDIT SUISSE FIRST BOSTON,

                                       by
                                          /s/   Kristin Lepri
                                          --------------------------------------
                                          Name: Kristin Lepri
                                          Title:Associate

                                       by
                                          /s/   James P. Moran
                                          --------------------------------------
                                          Name: James P. Moran
                                          Title:Director


                                    DEUTSCHE BANK AG
                                    New York Branch and/or Cayman Islands
                                    Branch,

                                       by
                                          /s/   Oliver Schwarz
                                          --------------------------------------
                                          Name: Oliver Schwarz
                                          Title:Vice President

                                       by
                                          /s/   Stephan Peetzen
                                          --------------------------------------
                                          Name: Stephan Peetzen
                                          Title:Director

                                    FIRST UNION NATIONAL BANK,

                                       by
                                          /s/   Barbara Gell Carroll
                                          --------------------------------------
                                          Name: Barbara Gell Carroll
                                          Title:Senior Vice President


                                    BAYERISCHE HYPO- UND VEREINSBANK AG
                                    New York Branch,

                                       by
                                          /s/   Steven Atwell
                                          --------------------------------------
                                          Name: Steven Atwell
                                          Title:Director

                                       by
                                          /s/   Shannon Batchman
                                          --------------------------------------
                                          Name: Shannon Batchman
                                          Title:Director


                                    KBC BANK N.V.,

                                       by
                                          /s/   Robert Snauffer
                                          --------------------------------------
                                          Name: Robert Snauffer
                                          Title:First Vice President

                                       by
                                          /s/   Eric Raskin
                                          --------------------------------------
                                          Name: Eric Raskin
                                          Title:Assistant Vice President


                                    SOCIETE GENERALE,

                                       by
                                          /s/   Anne-Marie Dumortier
                                          --------------------------------------
                                          Name: Anne-Marie Dumortier
                                          Title:Vice President


                                    CIBC, INC.,

                                       by
                                          /s/   Dominic J. Sorresso
                                          --------------------------------------
                                          Name: Dominic J. Sorresso
                                          Title:Executive Director
                                                CIBC World Markets, Corp.
                                                As Agent

                                    CREDIT LYONNAIS CHICAGO BRANCH,

                                       by
                                          /s/   Lee E. Greve
                                          --------------------------------------
                                          Name: Lee E. Greve
                                          Title:First Vice President


                                    DRESDNER BANK AG NEW YORK AND GRAND
                                    CAYMAN BRANCHES,

                                       by
                                          /s/   Tom Hasenauer
                                          --------------------------------------
                                          Name: Tom Hasenauer
                                          Title:Assistant Treasurer

                                       by
                                          /s/   Faraaz Karnran
                                          --------------------------------------
                                          Name: Faraaz Karnran
                                          Title:Assistant Vice President

                                    NATEXIS BANQUES POPULAIRES,

                                       by
                                          /s/   Pieter J. van Tulder
                                          --------------------------------------
                                          Name: Pieter J. van Tulder
                                          Title:Vice President and Manager
                                                Multinational Group

                                       by
                                          /s/   Nicolas Regent
                                          --------------------------------------
                                          Name: Nicolas Regent
                                          Title:Vice President
                                                Multinational Group


                                    THE BANK OF EAST ASIA, LIMITED
                                    NEW YORK BRANCH,

                                       by
                                          /s/   Jay F. Chen
                                          --------------------------------------
                                          Name: Jay F. Chen
                                          Title:Acting Head of Credit

                                       by
                                          /s/   Peng-Wah Tang
                                          --------------------------------------
                                          Name: Peng-Wah Tang
                                          Title:General Manager

                                    THE BANK OF NEW YORK,

                                       by
                                          /s/   John M. Lokay, Jr.
                                          --------------------------------------
                                          Name: John M. Lokay, Jr.
                                          Title:Vice President


                                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY,

                                       by
                                          /s/   Paresh Shah
                                          --------------------------------------
                                          Name: Paresh Shah
                                          Title:AVP


                                    FIFTH THIRD BANK,

                                       by
                                          /s/   James P. Byrnes
                                          --------------------------------------
                                          Name: James P. Byrnes
                                          Title:Vice President


                                    THE NORTHERN TRUST COMPANY,

                                       by
                                          /s/   Craig Smith
                                          --------------------------------------
                                          Name: Craig Smith
                                          Title:Vice President


                                    ROYAL BANK OF CANADA,

                                       by
                                          /s/   Gordon C. MacArthur
                                          --------------------------------------
                                          Name: Gordon C. MacArthur
                                          Title:Senior Manager


                                    IKB CAPITAL CORPORATION,

                                       by
                                          /s/   David Snyder
                                          --------------------------------------
                                          Name: David Snyder
                                          Title:President


                                    KEYBANK NATIONAL ASSOCIATION,

                                       by
                                          /s/   Daniel W. Lally
                                          --------------------------------------
                                          Name: Daniel W. Lally
                                          Title:Assistant Vice President